Exhibit 99.1

Spero Therapeutics Appoints Sath Shukla as President & Chief Executive Officer

Sath Shukla, current Spero Chief Financial Officer, will bring more than 20 years of strategic and financial leadership to the role of CEO, to be effective August 1, 2023

Current President and Chief Executive Officer, Ankit Mahadevia, M.D to become Chairman of the Board of Directors

CAMBRIDGE, Mass., June 14, 2023 — Spero Therapeutics, Inc. (Nasdaq: SPRO), a multi-asset clinical-stage biopharmaceutical company, focused on identifying, developing and commercializing treatments in high unmet need areas involving rare diseases and multi-drug resistant (MDR) bacterial infections, today announced that Satyavrat “Sath” Shukla, Spero’s current Chief Financial Officer and Treasurer, will serve as Spero’s President and Chief Executive Officer (CEO), and as a member of the Board of Directors, effective August 1, 2023.

Mr. Shukla will succeed Spero’s current CEO and President, Ankit Mahadevia, M.D., who will become Chairman of the Board of Directors, effective August 1, 2023. The current Chairman of the Board, Milind Deshpande, Ph.D., will remain on the Board as an independent director, and current Board member, Patrick Vink, MD., will be appointed Lead Independent Director.

“It has been an honor to lead Spero since its inception and I am thrilled to welcome Sath as our next CEO,” said Ankit Mahadevia, M.D., Chief Executive Officer of Spero Therapeutics. “Since its founding from a blank piece of paper, we have established Spero as a leader in serving patients with serious infections, with multiple differentiated medicines, a strong team and culture, world class partners, and a strong balance sheet. After leading the company for seven years, the Board and I believe now is the right time to begin this transition.”

Dr. Mahadevia continued, “Sath has been a key architect of the Company’s growth strategy and fully embodies our mission and values. The operational experience, financial acumen, and leadership skills Sath has gained at Spero, Vertex, and other biotech companies leave him uniquely qualified to lead the next chapter of Spero’s growth. Under his leadership, we will continue to work on our mission of creating solutions for patients affected by serious infections and rare diseases. I look forward to partnering with him in this endeavor. I also want to extend my gratitude to Milind Deshpande for his leadership of the Board since the Company’s inception, and we are grateful for his continued service on the Board.”

Mr. Shukla brings more than two decades of strategic and financial leadership experience to the role of CEO, including the last three years as Spero’s CFO and Treasurer. During his tenure at Spero, he has led all aspects of the Company’s finance, accounting, and business development functions, and has played an instrumental role in securing strategic investments and licensing agreements from GSK (LSE/NYSE: GSK) and Pfizer Inc. (NYSE: PFE).

“It is an honor to lead Spero’s world-class team of biopharmaceutical experts,” said Mr. Shukla. “The closing of Spero’s GSK collaboration to advance tebipenem HBr, and the progression of SPR720 into its ongoing Phase 2 clinical trial, marks a new chapter in Spero’s growth strategy. Ankit’s long tenure as CEO was marked by numerous important accomplishments that provide a strong foundation in the field of anti-infectives and rare diseases. I look forward to building upon this foundation, as I believe the Company is a rapidly growing, emerging leader, poised to deliver on bringing tebipenem HBr, SPR720 and SPR206 closer to those patients in need.”

“On behalf of the Board, I would like to congratulate Sath on a well-deserved promotion and welcome Ankit to his new role as Chairman,” said Milind Deshpande, Ph.D., Chairman of the Board of Spero Therapeutics. “Sath and Ankit are both highly effective leaders with an impressive track record working together. I look forward to offering my continued advice and counsel to the Spero management team as an independent director and I am excited for what lies ahead for the Company.”

Spero has now launched a search for the next CFO to succeed Mr. Shukla. Until this search is completed, the Board has appointed Stephen J. DiPalma as Interim CFO and Treasurer, effective August 1, 2023.

About Mr. Sath Shukla

Mr. Shukla joined Spero as Chief Financial Officer (CFO) in 2020 with over two decades of strategic and financial leadership experience. During his tenure as Spero’s CFO, he has led all aspects of the Company’s finance, accounting, and business development functions, and has played an instrumental role in securing strategic investments and licensing agreements from GSK (LSE/NYSE: GSK) and Pfizer Inc. (NYSE: PFE). Prior to Spero, Mr. Shukla was CFO at Ziopharm Oncology, Inc. (now Alaunos Therapeutics), and prior to that, served as Vice President and Global Head of Corporate Finance for Vertex Pharmaceuticals, Inc. While at Vertex, Mr. Shukla managed financial planning, analysis and budgeting, and led the annual long-range planning process encompassing the company’s entire portfolio and operations across more than 30 countries. Earlier in his career, Mr. Shukla was a Principal at Cornerstone Research, and worked for finance consulting firms LECG Corporation and Putnam, Hayes & Bartlett, Inc. Mr. Shukla earned a B.A. in Economics from Harvard University and an M.B.A. in Finance and Strategy from Yale University. He also holds the Chartered Financial Analyst designation.

About Mr. Stephen DiPalma

Mr. DiPalma is a Managing Director of Danforth Advisors, LLC, a financial consultancy that specializes in working with life sciences companies. Prior to and during his tenure at Danforth, Mr. DiPalma has served as interim CFO to several public and emerging companies in various stages of development. Mr. DiPalma joined Danforth in 2014 and served as CFO at Forum Pharmaceuticals from 2009 to 2014. He previously served as Spero’s Interim CFO and Treasurer from November 2019 to January 2021. He holds a B.S. from the University of Massachusetts and an M.B.A. from Babson College.

About Spero Therapeutics

Spero Therapeutics, headquartered in Cambridge, Massachusetts, is a multi-asset, clinical-stage biopharmaceutical company focused on identifying, developing, and commercializing novel treatments for bacterial infections, including multi-drug resistant bacterial infections and rare diseases.

•	Spero Therapeutics is developing SPR720 as a novel oral therapy candidate for the treatment of a rare, orphan pulmonary disease caused by non-tuberculous mycobacterial infections.

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Tebipenem HBr is an investigational drug in the United States being developed for the treatment of cUTI, including pyelonephritis, caused by certain bacteria, in adult patients who have limited treatment options; tebipenem HBr is not FDA-approved.

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Spero Therapeutics also has an IV-administered next generation polymyxin product candidate, SPR206, developed from its potentiator platform, which is in development to treat MDR Gram-negative infections in the hospital setting.

For more information, visit https://sperotherapeutics.com.

Forward Looking Statements

This press release may contain forward-looking statements. These statements include, but are not limited to, statements about the design, initiation, timing, progress and results of Spero’s preclinical studies and clinical trials and its research and development programs. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether SPR720 will advance through the clinical trial process on a timely basis, or at all, taking into account the effects of possible regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, clinical trial design and clinical outcomes; whether the U.S. Food and Drug Administration will ultimately approve tebipenem HBr and, if so, the timing of any such approval; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; Spero’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; Spero’s need for additional funding; the ability to commercialize Spero’s product candidates, if approved; Spero’s ability to retain key personnel; Spero’s ongoing leadership transitions; whether Spero’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; and other factors discussed in the “Risk Factors” set forth in filings that Spero periodically makes with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent Spero’s views as of the date of this press release. Spero anticipates that subsequent events and developments will cause its views to change. However, while Spero may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Spero’s views as of any date subsequent to the date of this press release.

Investor Relations Contact:

Ted Jenkins

Vice President, Investor Relations and Strategic Finance

IR@sperotherapeutics.com

(617) 798-4039

Media Inquiries:

Lora Grassilli, Health Media Relations

Zeno Group

lora.grassilli@zenogroup.com

646-932-3735